UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.
First Amendment to First Amended and Restated Senior Credit Agreement

On  December 23, 2008, Unit Corporation, including certain of its subsidiaries (collectively the "Company"), and its Lenders entered into a First Amendment ("Amendment") to its existing First Amended and Restated Senior Credit Agreement, dated May 24, 2007  ("Credit Agreement").  In general, the Amendment modifies the Credit Agreement to provide, in part, for the following:

(i)	The definition of “Aggregate Commitment” is amended to reflect an increase from $275,000,000 to $325,000,000;

(ii)	The Pricing Schedule (as defined in the Credit Agreement) is replaced with the Pricing Schedule attached to the Amendment;

(iii)	Sterling Bank is no longer a Lender and its share of the credit facility was assumed by Compass Bank; and

(iv)	The Lenders and their respective participation interests are as follows:

Lender	Participation Interest
Bank of Oklahoma, N.A.	18.75%
Bank of America, N.A.	18.75%
BMO Capital Markets Financing, Inc.	18.75%
Compass Bank	17.50%
Comerica Bank	8.75%
Fortis Capital Corp.	8.75%
Calyon New York Branch	8.75%

100.00%

Except as changed by the Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.

        The above description of changes under the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the attached copy of the Amendment, which is incorporated by reference into this item 1.01. Capitalized terms used and not otherwise defined in this Form 8-K have the meanings given them in the Credit Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	First Amendment to First Amended and Restated Credit Agreement dated December 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: December 23, 2008	By: /s/ Mark E. Schell
Mark E. Schell
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to First Amended and Restated Credit Agreement dated December 23, 2008